Exhibit 99.1

TALOS ENERGY ANNOUNCES APPOINTMENT OF BOB ABENDSCHEIN AS EXECUTIVE VICE PRESIDENT AND HEAD OF OPERATIONS, SUCCEEDING STEPHEN E. HEITZMAN

Houston, Texas, January 23, 2020 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the appointment of Robert “Bob” Abendschein as Executive Vice President and Head of Operations, succeeding Stephen E. Heitzman, Executive Vice President and Chief Operating Officer. The appointment is effective as of February 17, 2020.

Mr. Abendschein brings to Talos over 35 years of energy industry experience spanning roles in engineering, operations, major offshore projects, business development and senior management. Mr. Abendschein served 33 years with Anadarko Petroleum Corporation (“Anadarko”) and predecessor companies, including as the Vice President of Global Deepwater, in which he led Anadarko’s worldwide offshore portfolio comprised of over 600 employees, production of over 250 thousand barrels of oil equivalent per day and capital investments in excess of $1.2 billion per year. He also served in other key executive roles at Anadarko, including as the Vice President of Exploration and Production Services and Vice President of Corporate Development. Most recently, Mr. Abendschein was the Chief Executive Officer of Venari Resources LLC, where he was appointed by a consortium of private equity investors to lead the advancement of multiple globally recognized development projects (Anchor and Shenandoah) and managed all stages of strategy, exploration and business development activities. He currently serves on the Board of Directors of SEACOR Marine Holdings and the National Ocean Industries Association, as well as the Cynthia Woods Mitchell Pavilion. Mr. Abendschein holds a Bachelor of Science in Petroleum Engineering from Texas A&M University.

Stephen Heitzman is a founder of Talos and has played a key role in growing the Company’s operational scale and breadth since its inception in 2012. Mr. Heitzman started his career in 1973 as an engineer with Amoco Production before progressing in engineering, management and executive roles both domestically and internationally at Roy M. Huffington Inc., ATP Oil & Gas and Harken Energy. In 2000, he co-founded Gryphon Exploration as Vice President of Operations, and in 2006, he co-founded and later became President and Chief Executive Officer of Phoenix Exploration Company. Mr. Heitzman will continue to provide services to Talos as a Senior Advisor on an as-needed basis for approximately six months in order to assist with the transition.

Talos President and Chief Executive Officer Timothy S. Duncan commented, “We are extremely excited to have Bob join our senior leadership team, filling big shoes as he succeeds our friend and co-founder, Steve Heitzman. Bob has a tremendous track record of executive management in all aspects of offshore and deepwater operations, from drilling, major project delivery, production, HSE and business development, both in the U.S. Gulf of Mexico and internationally. Bob was one of the key executives that helped build Anadarko’s large deepwater asset base, and he has the leadership and skill set to help shape our operational organization as we look toward the future. Steve Heitzman has had a distinguished career spanning over 45 years in the industry. He was a co-founder of Talos, has been a partner of mine for close to 20 years and has had an invaluable impact on our Company. He will always be a friend of the firm, and we cannot thank him enough for helping to build an organization that started with five team members and has since grown to over 430 full-time employees in both the US and Mexico. Steve leaves a lasting legacy on the business and the culture of Talos.”

Mr. Abendschein commented, “I’m thrilled to join the Talos team at an exciting period in the Company’s history and to help build on the foundation that Steve created in the Operations organization. As we continue to grow in scale and complexity, I look forward to working across the organization to help implement world-class best practices that allow us to grow efficiently and responsibly well into the future.”

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, estimated production volumes, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, risks related to the acquisition and integration of certain recently acquired assets, including the possibility that proposed acquisitions do not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all, uncertainties as to the timing of the acquisitions and the possibility that the anticipated benefits of the acquisitions are not realized when expected or at all as well as other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

Estimates of future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002